Retail Opportunity Investments Corp.                 TRADED: NASDAQ: ROIC
11250 El Camino Real, Suite 200
San Diego, CA 92130

FOR IMMEDIATE RELEASE
Tuesday, October 25, 2022

Retail Opportunity Investments Corp. Reports
2022 Third Quarter Results

San Diego, CA, October 25, 2022 - Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the three and nine months ended September 30, 2022.

HIGHLIGHTS
•$18.5 million of net income attributable to common stockholders ($0.15 per diluted share)
•$36.5 million in Funds From Operations (FFO)(1) ($0.27 per diluted share)
•FFO guidance range for 2022 narrowed ($1.09 - $1.11 per diluted share)
•1.2 million square feet of leases executed during first nine months of ‘22 (record activity)
•97.8% portfolio lease rate at 9/30/22 (vs. 97.6% at 6/30/22 and 97.4% at 9/30/21)
•47.7% increase in same-space cash base rents on new leases (6.8% renewal increase)
•2.1% increase in same-center cash net operating income (3Q‘22 vs. 3Q‘21)
•4.4% increase in same-center cash net operating income (first nine months ‘22 vs. ‘21)
•$120.2 million of grocery-anchored shopping centers acquired
•$36.2 million property sold
•3.5x interest coverage ratio for 3Q‘22
•6.6x net principal debt-to-annualized EBITDA ratio for 3Q‘22
•$0.15 per share cash dividend declared
________________________________________
(1) A reconciliation of GAAP net income to FFO is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “Demand for space continues to be strong across our portfolio and we continue to make the most of it, leasing space at a record pace with the third quarter being our most active and strongest year-to-date. During the third quarter, we leased over 480,000 square feet, increased our portfolio lease rate to 97.8%, and achieved a 47.7% increase in same-space base rents on new leases signed during the quarter.” Tanz added, “Overall, our West Coast grocery-anchored portfolio continues to perform well and we are poised to finish the year strong and with good momentum as we head towards 2023.”
FINANCIAL RESULTS SUMMARY
For the three months ended September 30, 2022, GAAP net income attributable to common stockholders was $18.5 million, or $0.15 per diluted share, as compared to GAAP net income attributable to common stockholders of $21.1 million, or $0.17 per diluted share, for the three months ended September 30, 2021. For the nine months ended September 30, 2022, GAAP net income attributable to common stockholders was $41.7 million, or $0.33 per diluted share, as compared to GAAP net income attributable to common stockholders of $45.0 million, or $0.38 per diluted share, for the nine months ended September 30, 2021. Included in 2021 GAAP net income was a $12.9 million and a $22.3 million gain on sale of real estate for the three and nine months ended September 30, 2021, respectively, as compared to a $7.7 million gain on sale of real estate for both the three and nine months ended September 30, 2022.

FFO for the third quarter of 2022 was $36.5 million, or $0.27 per diluted share, as compared to $32.6 million in FFO, or $0.25 per diluted share for the third quarter of 2021. FFO for the first nine months of 2022 was $109.4 million, or $0.83 per diluted share, as compared to $95.3 million in FFO, or $0.74 per diluted share for the first nine months of 2021. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

For the third quarter of 2022, same-center net operating income (NOI) was $48.5 million, as compared to $47.5 million in same-center NOI for the third quarter of 2021, representing a 2.1% increase. For the first nine months of 2022, same-center NOI increased 4.4% as compared to same-center NOI for the first nine months of 2021. ROIC reports same-center comparative NOI on a cash basis. A reconciliation of GAAP operating income to same-center comparative NOI is provided at the end of this press release.

At September 30, 2022, ROIC had total real estate assets (before accumulated depreciation) of approximately $3.4 billion and approximately $1.4 billion of principal debt outstanding. As of September 30, 2022, 95.5% of ROIC’s principal debt outstanding was unsecured, including $52.0 million outstanding on its $600.0 million unsecured revolving credit facility. Additionally, ROIC’s interest coverage ratio and net principal debt-to-annualized EBITDA ratio for the third quarter of 2022 was 3.5 times and 6.6 times, respectively, and 96.6% of its portfolio was unencumbered at September 30, 2022, based on gross leasable area.
ACQUISITION & DISPOSITION SUMMARY
Year-to-date, ROIC has acquired $120.2 million of grocery-anchored shopping centers, including three grocery-anchored shopping centers acquired during the second quarter, totaling $60.0 million, and the following two grocery-anchored shopping centers acquired during the third quarter, totaling $60.2 million.

Ballinger Village
In August 2022, ROIC acquired Ballinger Village for $29.2 million. The shopping center is approximately 111,000 square feet and is anchored by Thriftway Supermarket and Rite Aid Pharmacy. The property is located in Shoreline, Washington, within the Seattle metropolitan area, and is currently 92.1% leased.
Thomas Lake Shopping Center
In August 2022, ROIC acquired Thomas Lake Shopping Center for $31.0 million. The shopping center is approximately 111,000 square feet and is anchored by Albertsons Supermarket and Rite Aid Pharmacy. The property is located in Mill Creek, Washington, within the Seattle metropolitan area, and is currently 100% leased.
In terms of property dispositions, during the third quarter ROIC sold one property for $36.2 million.
PROPERTY OPERATIONS SUMMARY
At September 30, 2022, ROIC’s portfolio was 97.8% leased. During the third quarter of 2022, ROIC executed 133 leases, totaling 480,458 square feet, including 48 new leases, totaling 131,422 square feet, achieving a 47.7% increase in same-space comparative base rent, and 85 renewed leases, totaling 349,036 square feet, achieving a 6.8% increase in base rent. ROIC reports same-space comparative new lease and renewal base rents on a cash basis.
ENVIRONMENTAL, SOCIAL & GOVERNANCE
During the third quarter, ROIC issued its annual Environmental, Social and Governance (ESG) report, detailing its ESG achievements during 2021, as well as its ongoing initiatives and long term strategic goals. The report was prepared in accordance with the Sustainability Accounting Standards Board (SASB) standards, the Task Force on Climate-related Financial Disclosures (TCFD) framework, and the United Nations Sustainable Development Goals (SDG). The report is available at: https://www.roireit.net/assets/001/5927.pdf.

CASH DIVIDEND
On October 7, 2022, ROIC distributed a $0.15 per share cash dividend. On October 25, 2022, ROIC’s board of directors declared a cash dividend of $0.15 per share, payable on December 29, 2022 to stockholders of record on December 15, 2022.
2022 GUIDANCE SUMMARY
ROIC currently estimates that GAAP net income for 2022 will be within the range of $0.37 to $0.39 per diluted share, and FFO will be within the range of $1.09 to $1.11 per diluted share.

	Year Ended December 31, 2022
	Previous		Current
	Low End	High End	Low End	High End
	(unaudited, amounts in thousands except per share and percentage data)
GAAP net income applicable to stockholders	$37,546	$44,907	$45,128	$47,708
Funds from operations (FFO) – diluted	$142,560	$150,080	$144,425	$147,075

GAAP net income per diluted share	$0.31	$0.36	$0.37	$0.39
FFO per diluted share	$1.08	$1.12	$1.09	$1.11

Key Drivers
General and administrative expenses	$22,500	$21,500	$22,000	$21,500
Straight-line rent	$2,400	$2,400	$3,000	$3,000
Amortization of above- and below-market rent	$11,300	$11,300	$11,900	$11,900
Bad debt	$3,000	$2,000	$2,500	$2,000
Acquisitions	$120,000	$200,000	$120,200	$120,200
Dispositions	$70,000	$100,000	$36,200	$36,200
Same-center cash NOI growth (vs. 2021)	4.0%	5.0%	4.0%	5.0%

ROIC’s management will discuss guidance, and the underlying assumptions, on ROIC’s October 26, 2022 conference call. ROIC’s guidance is a forward-looking statement and is subject to risks and other factors noted elsewhere in this press release.
CONFERENCE CALL
ROIC will conduct a conference call to discuss its results on Wednesday, October 26, 2022 at 9:00 a.m. Eastern Time / 6:00 a.m. Pacific Time. To participate in the conference call, click on the following link (ten minutes prior to the call) to register:

http://register.vevent.com/register/BI1623ee85efbe4f19a4a0cdf6f20f99fa

Once registered, participants will have the option of: 1) dialing in from their phone (using a PIN); or 2) clicking the “Call Me” option to receive an automated call directly to their phone.

The conference call will also be available live (in a listen-only mode) at: http://edge.media-server.com/mmc/p/bqnpah2h

The conference call will be recorded and available for replay following the conclusion of the live broadcast and will be accessible up to one year on ROIC’s website, specifically on its Investor Relations Events & Presentations page:
http://investor.roicreit.com/events-presentations

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.
Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast. As of September 30, 2022, ROIC owned 93 shopping centers encompassing approximately 10.6 million square feet. ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast. ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services, S&P Global Ratings and Fitch Ratings, Inc. Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	September 30, 2022 (unaudited)	December 31, 2021
ASSETS
Real Estate Investments:
Land	$942,276	$915,861
Building and improvements	2,453,763	2,350,294
	3,396,039	3,266,155
Less: accumulated depreciation	556,930	510,836
	2,839,109	2,755,319
Mortgage note receivable	4,808	4,875
Real Estate Investments, net	2,843,917	2,760,194
Cash and cash equivalents	7,439	13,218
Restricted cash	1,997	2,145
Tenant and other receivables, net	54,177	55,787
Deposits	500	—
Acquired lease intangible assets, net	50,496	50,139
Prepaid expenses	1,504	5,337
Deferred charges, net	25,221	25,017
Other assets	16,437	17,007
Total assets	$3,001,688	$2,928,844

LIABILITIES AND EQUITY
Liabilities:
Term loan	$299,162	$298,889
Credit facility	52,000	—
Senior Notes	946,440	945,231
Mortgage notes payable	61,130	85,354
Acquired lease intangible liabilities, net	146,178	136,608
Accounts payable and accrued expenses	56,585	48,598
Tenants’ security deposits	7,525	7,231
Other liabilities	41,591	40,580
Total liabilities	1,610,611	1,562,491

Commitments and contingencies

Equity:
Preferred stock, $0.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 124,541,618 and 122,685,266 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	12	12
Additional paid-in capital	1,609,588	1,577,837
Accumulated dividends in excess of earnings	(307,394)	(297,801)
Accumulated other comprehensive income (loss)	27	(3,154)
Total Retail Opportunity Investments Corp. stockholders’ equity	1,302,233	1,276,894
Non-controlling interests	88,844	89,459
Total equity	1,391,077	1,366,353
Total liabilities and equity	$3,001,688	$2,928,844

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Rental revenue	$77,420	$69,907	$229,675	$208,925
Other income	618	1,478	3,061	2,377
Total revenues	78,038	71,385	232,736	211,302

Operating expenses
Property operating	12,705	11,009	37,468	32,334
Property taxes	8,876	8,564	25,812	25,502
Depreciation and amortization	24,332	22,854	72,444	69,401
General and administrative expenses	5,203	4,746	16,145	14,353
Other expense	111	147	778	631
Total operating expenses	51,227	47,320	152,647	142,221

Gain on sale of real estate	7,653	12,880	7,653	22,340

Operating income	34,464	36,945	87,742	91,421
Non-operating expenses
Interest expense and other finance expenses	(14,678)	(14,356)	(43,176)	(43,173)
Net income	19,786	22,589	44,566	48,248
Net income attributable to non-controlling interests	(1,264)	(1,494)	(2,896)	(3,254)
Net Income Attributable to Retail Opportunity Investments Corp.	$18,522	$21,095	$41,670	$44,994

Earnings per share – basic	$0.15	$0.17	$0.34	$0.38

Earnings per share – diluted	$0.15	$0.17	$0.33	$0.38

Dividends per common share	$0.15	$0.11	$0.41	$0.33

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income attributable to ROIC	$18,522	$21,095	$41,670	$44,994
Plus: Depreciation and amortization	24,332	22,854	72,444	69,401
Less: Gain on sale of real estate	(7,653)	(12,880)	(7,653)	(22,340)
Funds from operations – basic	35,201	31,069	106,461	92,055
Net income attributable to non-controlling interests	1,264	1,494	2,896	3,254
Funds from operations – diluted	$36,465	$32,563	$109,357	$95,309

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	2021	$ Change	% Change	2022	2021	$ Change	% Change
Number of shopping centers included in same-center analysis	84	84			84	84
Same-center occupancy	97.8%	97.3%		0.5%	97.8%	97.3%		0.5%

Revenues:
Base rents	$51,309	$49,868	$1,441	2.9%	$153,292	$148,192	$5,100	3.4%
Percentage rent	193	90	103	114.4%	526	179	347	193.9%
Recoveries from tenants	17,441	16,352	1,089	6.7%	52,157	49,258	2,899	5.9%
Other property income	414	939	(525)	(55.9)%	2,268	1,493	775	51.9%
Bad debt	(610)	(513)	(97)	18.9%	(1,310)	(1,924)	614	(31.9)%
Total Revenues	68,747	66,736	2,011	3.0%	206,933	197,198	9,735	4.9%
Operating Expenses
Property operating expenses	11,959	10,850	1,109	10.2%	35,826	31,727	4,099	12.9%
Property taxes	8,256	8,363	(107)	(1.3)%	24,245	24,855	(610)	(2.5)%
Total Operating Expenses	20,215	19,213	1,002	5.2%	60,071	56,582	3,489	6.2%
Same-Center Cash Net Operating Income	$48,532	$47,523	$1,009	2.1%	$146,862	$140,616	$6,246	4.4%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP operating income	$34,464	$36,945	$87,742	$91,421
Depreciation and amortization	24,332	22,854	72,444	69,401
General and administrative expenses	5,203	4,746	16,145	14,353
Other expense	111	147	778	631
Gain on sale of real estate	(7,653)	(12,880)	(7,653)	(22,340)
Straight-line rent	(922)	(126)	(2,288)	(438)
Amortization of above- and below-market rent	(2,906)	(2,125)	(9,218)	(6,571)
Property revenues and other expenses (1)	(245)	(183)	(833)	(364)
Total Company cash NOI	52,384	49,378	157,117	146,093
Non same-center cash NOI	(3,852)	(1,855)	(10,255)	(5,477)
Same-center cash NOI	$48,532	$47,523	$146,862	$140,616

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(1)Includes anchor lease termination fees, net of contractual amounts, if any, expense and recovery adjustments related to prior periods and other miscellaneous adjustments.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.

The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Nicolette O’Leary
Director of Investor Relations
858-677-0900
noleary@roireit.net